UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2014, the Board of Directors of Franklin Electric Co., Inc. (the “Company”), following the Board’s adoption of the Company’s Amended and Restated Bylaws (see Item 5.03 below), elected Mr. Sengstack as a director, with his term expiring at the 2015 Annual Meeting of Shareholders. Mr. Sengstack has not been appointed, and is not currently expected to be appointed, to any of the Board’s committees. As the Company’s President and Chief Executive Officer, Mr. Sengstack is not entitled to receive any separate compensation for his service as a director.
Mr. Sengstack was not selected pursuant to any arrangement or understanding between him and any other person. Other than his employment relationship, there has been no transaction, or proposed transaction since December 29, 2013, to which the Company was or is to be a party and in which Mr. Sengstack or any member of his immediate family had or is to have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On May 2, 2014, the Board adopted the Company’s Amended and Restated Bylaws (the “Bylaws”). The description of the amendments to the Bylaws contained herein is qualified in its entirety by the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference into this item.
The amendments to the Bylaws include the following: (a) providing that the Chairman of the Board is a non-officer position (unless the Board appoints the Chief Executive Officer, or such other officer of the Company, as Chairman of the Board), (b) increasing the number of directors from seven to eight (c) updating the references to the location of the Company’s new headquarters in Fort Wayne, Indiana.
The amendments to the Bylaws took effect upon adoption by the Board of Directors.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2014 Annual Meeting of Shareholders on May 2, 2014. There were 47,690,307 shares of common stock of the Company entitled to vote at the meeting and a total of 44,252,925 (92.79%) were represented at the meeting, in person or by proxy.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1 - Election of Directors

To elect David T. Brown, David A. Roberts and Thomas R. VerHage as directors for terms expiring at the 2017 Annual Meeting of Shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Withheld	Broker Non-Votes
David T. Brown	41,207,280	—	703,399	2,342,246
David A. Roberts	40,072,754	—	1,837,925	2,342,246
Thomas R. VerHage	41,626,788	—	283,891	2,342,246

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2014 Fiscal Year

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,910,349	1,325,271	17,305	—

Proposal 3 - Advisory Vote on Executive Compensation

To approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in the proxy statement. The advisory vote on approval of the compensation of the Company’s named executive officers was approved by the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,150,720	126,140	3,633,819	2,342,246

Item 9.01. Financial Statements and Exhibits
Exhibit Description
3.1 Amended and Restated Bylaws of Franklin Electric Co., Inc. (effective as of May 2, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 7, 2014	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)